                       Supplement, dated March 25, 2009
                   to the Prospectus, dated May 1, 2008, for
            Seligman U.S. Government Securities Fund (the "Fund"),
                 a series of Seligman High Income Fund Series
                                (the "Series")

Effective March 25, 2009, this prospectus supplement supersedes and replaces the prospectus supplement dated November 25, 2008. Effective immediately, John
G. McColley is a portfolio manager of the Fund, and Jamie Jackson no longer serves as a portfolio manager. Other than changes to the information under the sub-caption "Portfolio Manager(s)" under the caption "Management", the changes set forth herein are substantially identical to those set forth in the supplement dated November 25, 2008.

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Series (on behalf of the Fund) and RiverSource Investments, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008. In connection with the Acquisition, the Fund's portfolio managers have been changed. This change also results in modification to the investment process used for the Fund. The foregoing changes are reflected in the revised Principal Investment Strategies, Principal Risks and Management sections of the prospectus as set forth below.

Effective November 7, 2008, the following changes are hereby made to the Fund's prospectus:

The information under the caption "Principal Investment Strategies" is hereby superseded and replaced with the following information:

The Fund uses the following principal investment strategies to seek its investment objective:

The Fund will invest at least 80% of its net assets in US government securities which are debt securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises. Although certain of the securities in which the Fund may invest are backed by the full faith and credit of the US government (and thus involve minimal credit risk), other securities in which the Fund may invest are backed only by the credit of a US federal agency, instrumentality or government sponsored enterprise that issued the security (and thus may have increased credit risk). Securities backed by the full faith and credit of the US government include direct obligations of the US Treasury (including bills, notes, and bonds) and mortgage-backed securities guaranteed by the Government National Mortgage Association (GNMA). Examples of securities not backed by the full faith and credit of the US government include securities issued by the Student Loan Marketing Association (Sallie Mae), the Federal Home Loan Banks (FHLBs), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae).

In pursuit of the Fund's objectives, the investment manager (RiverSource Investments, LLC) chooses investments by:

..   Reviewing credit characteristics and the interest rate outlook.

..   Identifying and buying securities that are high quality or have similar qualities, in the investment manager's opinion, even though they are not rated or have been given a lower rating by a rating agency.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

..   The investment manager wishes to lock-in profits.

..   Changes in the interest rate or economic outlook.

..   The investment manager identifies a more attractive opportunity.

The Fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The Fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the Fund may invest in futures contracts without registering with the CFTC.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Board of Trustees of the Series, of which the Fund is a separate series. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described above.

There is no guarantee that the Fund will achieve its objective.

The information under the caption "Management" (including the sub-caption "Portfolio Manager(s)" and the information thereunder) is hereby superseded and replaced with the following information (caption headings have been restated for your convenience):

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Series (on behalf of the Fund) and RiverSource Investments (the "Agreement"), RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets (Seligman will no longer receive a management fee effective November 7, 2008). The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008, which is equal to an annual rate of 0.50% of the Fund's average daily net assets. For the year ended December 31, 2007, the management fee paid by the Fund to Seligman (the Fund's manager prior to November 7, 2008) was equal to an annual rate of 0.50% of the Fund's average daily net assets.

On July 29, 2008, the Fund's Board met to discuss, prior to shareholder approval, the Agreement between the Series (on behalf of the Fund) and RiverSource Investments. A discussion regarding the basis for the Board approving the Agreement on behalf of the Fund was included in the Fund's proxy statement, dated August 27, 2008, and will be made available in the Fund's upcoming annual shareholder report.

Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Fund are:

Todd White, Portfolio Manager

..   Managed the Fund since 2008.

..   Leader of the liquid assets sector team.

..   Joined RiverSource Investments in 2008.

..   Managing Director, Global Head of the Asset-Backed and Mortgage-Backed
    Securities businesses, and North American Head of the Interest Rate business, HSBC, 2004 to 2008; Managing Director and Head of Business for Mortgage Pass-Through and Options, Lehman Brothers, 2000 to 2004.

..   Began investment career in 1986.

..   BS, Indiana University.

John G. McColley, Portfolio Manager

..   Managed the Fund since 2009.

..   Sector Manager, liquid assets sector team.

..   Joined RiverSource Investments in 1985.

..   Began investment career in 1984.

..   BS, Carlson School of Management, University of Minnesota.

The Series' Statement of Additional Information provides additional information about the compensation of the Portfolio Manager, other accounts managed by the Portfolio Manager, and the Portfolio Manager's ownership of securities of the Fund.

The following information is added to the section entitled "Shareholder Information" under the sub-caption "How to Exchange Shares Among the Seligman Mutual Funds":

The Seligman Mutual Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Mutual Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
       Seligman Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

              SUPPLEMENT DATED MARCH 3, 2009 TO THE PROSPECTUSES
                     (EXCLUDING THE CLASS I PROSPECTUSES)
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for
Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman
 New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series,
     Seligman Core Fixed Income Fund, Inc. and Seligman TargetHorizon ETF
                               Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for
       Seligman Asset Allocation Series, Inc., Seligman High Yield Fund, Seligman Income and Growth Fund, Inc. and Seligman U.S. Government Securities
                                     Fund

                (each, a "Fund" and collectively, the "Funds")

The section entitled "Check Redemption Service" under "Shareholder Information -- How to Sell Shares" in the Prospectus of each Fund is hereby superseded and replaced with the following information:

Check Redemption Service. The Check Redemption Service is being terminated. Effective March 6, 2009, the Fund will not establish the Check Redemption Service for any Fund accounts. For Fund accounts currently utilizing the Check Redemption Service, this service will be terminated effective May 1, 2009. Seligman Data Corp. (SDC) will continue to honor check redemptions provided that SDC receives the intermediary's request for payment on or before April 30, 2009. After April 30, 2009, SDC will reject an intermediary's request for payment. Neither SDC nor the Fund(s) can guarantee that SDC will receive the request for payment on any checks you write against your Fund account by April 30, 2009. Please note that if you own Class A shares that were bought at net asset value (NAV) because of the size of your purchase, or if you own Class B shares, check redemptions may be subject to a contingent deferred sales charge (CDSC). If you own Class C or Class R shares, you may use this service only with respect to shares that you have held for at least one year.

             SUPPLEMENT DATED FEBRUARY 4, 2009 TO THE PROSPECTUSES
                        OF EACH OF THE FOLLOWING FUNDS:

                  Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                   Prospectuses, each dated May 1, 2008, for
 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
             Seligman Growth Fund, Inc., Seligman High Yield Fund,
      Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate
         Fund Series, Inc., Seligman U.S. Government Securities Fund,
                     and Seligman Value Fund Series, Inc.

                         (collectively, the "Funds").

The following change to the Funds' Prospectuses (not applicable to a Fund's Class I Prospectus) is effective February 4, 2009.

The section entitled "Reinstatement Privilege" under "Shareholder Information -- Important Policies That May Affect Your Account" in each Fund's Prospectus is hereby superseded and replaced with the following information (the section is renamed "Repurchases"):

Repurchases. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of the Fund or any other Seligman mutual fund.

The following applies to shareholders who sold Fund shares on or after February 4, 2009 and wish to repurchase shares (the "New Repurchase Policy"):
If your original purchase was in Class A or Class B shares, you may use all or part of the sale proceeds to purchase new Class A shares in any Seligman fund account linked together for Rights of Accumulation purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. Repurchases of Class B shares will also be made in Class A shares at NAV. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C shares, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C share repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

The following applies to shareholders who sold Fund shares on or before February 3, 2009 and wish to repurchase shares: You have the option of taking advantage of the New Repurchase Policy described above, or you may use all or part of the sale proceeds to purchase shares of the Fund or any other Seligman mutual fund without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC (the "Former Repurchase Policy").

If you sold Fund shares on or after February 4, 2009 and wish to take advantage of the New Repurchase Policy, you must notify your financial advisor or SDC within 90 days of the date your sale request was processed. If you sold Fund shares on or before February 3, 2009 and wish to take advantage of either the New Repurchase Policy or the Former Repurchase Policy, you must notify your financial advisor or SDC within 120 days of the date your sale request was processed (e.g., if you sold Fund shares on February 3, 2009, you must notify your financial advisor or SDC by June 3, 2009). Contact your financial advisor or SDC for information on required documentation. The repurchase privileges may be modified or discontinued at any time and use of this option may have tax consequences.

              SUPPLEMENT DATED JANUARY 28, 2009 TO THE PROSPECTUS
                      (OTHER THAN THE CLASS I PROSPECTUS)
                        OF EACH OF THE FOLLOWING FUNDS:

                   Prospectus, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                    Prospectus, each dated May 1, 2008, for
       Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc.,
                       Seligman Common Stock Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
Seligman Growth Fund, Inc., Seligman High-Yield Fund, Seligman Income and Growth
          Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
  Seligman U.S. Government Securities Fund, Seligman Value Fund Series, Inc.,
                        and Tri-Continental Corporation

             (each, together with any series thereof, a "Fund" and
                     all Funds collectively, the "Funds")

The Board of Directors/Trustees of each Fund has approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of each Fund's relationship with Seligman Data Corp. ("SDC"), the current transfer and shareholder service agent for the Funds, effective on or about May 9, 2009. RSC is an affiliate of the Funds' investment manager, RiverSource Investments, LLC.

The fees and expenses expected to be charged to each Fund by RSC are generally lower than the fees and expenses charged to each Fund by SDC. Nevertheless, as a result of the termination of the relationship with SDC, each Fund will incur non-recurring charges that would in the aggregate approximate 0.16% of that Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over the next several months in accordance with generally accepted accounting principles. RSC's relatively lower fees and expenses are expected, in the long run, to offset the Non-Recurring Charges. Fund shareholders would bear their proportionate share of a Fund's expenses, including the Non-Recurring Charges, up to any contractual limit agreed upon by RiverSource Investments (if applicable) on a Fund's "other expenses."

     Supplement dated January 13, 2009 to the prospectus dated May 1, 2008 of Seligman U.S. Government Securities Fund (the "Seligman Fund"),
                 a series of Seligman High Income Fund Series
                                (the "Series")

On January 8, 2009, the Series' Board of Trustees approved in principle the merger of the Seligman Fund into RiverSource Short Duration U.S. Government Fund (the "RiverSource Fund"), a fund that seeks to provide shareholders with a high level of current income and safety of principal consistent with investment in U.S. government and government agency securities. More information about the RiverSource Fund and the proposed merger will be included in proxy materials.

Completion of the merger is subject to approval by shareholders of the Seligman Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders during the first or second quarter of 2009, and that a meeting of shareholders to consider the merger will be scheduled for the second quarter of 2009.

                                                                     PROSPECTUS
                                                                    May 1, 2008

Seligman
U.S. Government Securities Fund

Seeking a High Level of Current Income Consistent with Prudent Investment Risk by Investing in US Government Securities

The Securities and Exchange Commission has neither approved nor disapproved this Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objective, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

TXUSGI 5/2008

[LOGO] SELIGMAN
       INVESTMENTS
       --------------------------------
       EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents

This Prospectus contains information about Seligman U.S. Government Securities Fund (the "Fund"), a series of Seligman High Income Fund Series (the "Series").


     THE FUND

           Investment Objective........................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  2

           Portfolio Holdings..........................................  3

           Past Performance............................................  3

           Fees and Expenses...........................................  5

           Management..................................................  6

     SHAREHOLDER INFORMATION

           Deciding Which Class of Shares to Buy.......................  8

           Pricing of Fund Shares...................................... 14

           Opening Your Account........................................ 14

           How to Buy Additional Shares................................ 15

           How to Exchange Shares Among the Seligman Mutual Funds...... 16

           How to Sell Shares.......................................... 16

           Important Policies That May Affect Your Account............. 18

           Dividends and Capital Gain Distributions.................... 20

           Taxes....................................................... 21

           The Seligman Mutual Funds................................... 22

     FINANCIAL HIGHLIGHTS.............................................. 25

     HOW TO CONTACT US................................................. 28

                       FOR MORE INFORMATION.. back cover

The Fund

Investment Objective

The Fund's investment objective is to provide a high level of current income consistent with prudent investment risk.

Principal Investment Strategies

The Fund uses the following principal investment strategies to seek its investment objective:

The Fund will invest at least 80% of its net assets in US government securities which are debt securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises. Although certain of the securities in which the Fund may invest are backed by the full faith and credit of the US government (and thus involve minimal credit risk), other securities in which the Fund may invest are backed only by the credit of a US federal agency, instrumentality or government sponsored enterprise that issued the security (and thus may have increased credit risk). Securities backed by the full faith and credit of the US government include direct obligations of the US Treasury (including bills, notes, and bonds) and mortgage-backed securities guaranteed by the Government National Mortgage Association (GNMA). Examples of securities not backed by the full faith and credit of the US government include securities issued by the Student Loan Marketing Association (Sallie Mae), the Federal Home Loan Banks (FHLBs), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae).

When selecting individual securities for purchase by the Fund, the investment manager:

.. seeks to determine long-term trends in interest rates and purchase portfolio securities of certain maturities accordingly. For example, if the investment manager believes interest rates will decline or remain flat, the Fund will seek to purchase securities with longer maturities, and if the investment manager expects rates to rise, the Fund will seek to purchase securities with shorter maturities.

.. after determining the appropriate maturity, the investment manager seeks to identify securities that offer higher yields, which will provide more income to the Fund. In identifying potential investments, the investment manager utilizes a bottom-up approach and focuses on an individual issuer's ability to repay principal and interest when due (i.e., its credit quality) as well as the structure of the particular security (e.g., maturity, coupon and call features).

The Fund generally sells securities in response to the investment manager's belief in the changing direction of long-term interest rates. The Fund may sell securities with longer maturities when yield spreads become exceedingly narrow and the investment manager believes that the Fund is not being amply rewarded for buying securities with longer maturities (which generally offer higher yields but are subject to more price volatility than securities with shorter maturities). The Fund may sell securities with shorter maturities when yield spreads widen and the investment manager believes that it would be prudent to purchase securities with longer maturities. The Fund may also sell securities when it must meet cash requirements.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the

Board of Trustees of the Series, of which the Fund is a separate series. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described above.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

The US government does not guarantee the market value or the current yield of government securities. The Fund's net asset value, yield, and total return will fluctuate and are not guaranteed by the US government.

Securities backed by the full faith and credit of the US government involve minimal credit risk. These securities in which the Fund invests are considered among the safest of fixed-income investments. However, the market value of such securities (and the market value of those securities backed only by the credit of the US federal agency or instrumentality or government sponsored enterprise that issued the security in which the Fund also invests), like those of other debt securities, will fluctuate with changes, real or anticipated, in the level of interest rates. The Fund's net asset value per share will fluctuate with changes in the market value of the securities held in its portfolio. Additionally, the Fund's yield will vary based on the yield of its portfolio securities.

Securities backed only by the credit of the US federal agency or instrumentality or government sponsored enterprise that issued the security may have increased credit risk, including, but not limited to, the risk of non-payment of principal and/or interest. Some of these securities are supported by the credit of the government sponsored enterprise itself and the discretionary authority of the US Treasury to purchase the enterprise's obligations (e.g., securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Federal Home Loan Bank). Others are supported only by the credit of the government sponsored enterprise itself (e.g., the Federal Farm Credit Bank). There is no assurance that the US government will provide financial support to government sponsored enterprises that are not supported by the full faith and credit of the US government.

Generally, as interest rates rise, the value of the securities held by the Fund will decline. Conversely, if interest rates decline, the value of the securities held by the Fund will increase. This effect is usually more pronounced for longer-term securities. Longer-term securities generally tend to produce higher yields but are subject to greater market fluctuations as a result of changes in interest rates than fixed-income securities with shorter maturities.

Mortgage-backed securities in which the Fund invests may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. Mortgage prepayments generally increase during a period of declining interest rates. Prepayments increase the cash amounts available to the Fund for investment and these amounts would have to be reinvested at lower interest rates. In addition, prepayments on underlying mortgages result in a loss of anticipated interest, and, therefore, the actual yield to the Fund may be different from the quoted yield on the securities. As a result, when interest rates are declining, mortgage-backed securities may not increase as much as other fixed-income securities of comparable maturities, although they may have a similar risk of decline when interest rates rise. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Fund.

The Fund may purchase securities on a when-issued or forward commitment basis, in which case delivery and payment take place after the date of the commitment to purchase the securities. Because the price to be paid and the interest rate that will be received on the securities are each fixed at the time the Fund enters into the commitment, there is a risk that yields available in the market when delivery takes place may be higher than the yields obtained on the securities. This would tend to reduce the value of these securities. In addition, the market value of these securities may fluctuate between the time the Fund commits to purchase the securities and the time of delivery of the securities.

Repurchase agreements in which the Fund invests could involve certain risks in the event of the default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in the value of the underlying securities and loss of interest.

The Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs, which may increase the Fund's expenses. Frequent and active trading may cause adverse tax consequences for investors in the Fund due to an increase in short-term capital gains.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Website References

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance

The performance information on the following page provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year, as well as how the performance of certain of the Fund's Classes compares to three measures of market performance (one of which is a blended index created by the investment manager), as further described below.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class of shares due to differing fees and expenses.

The Class A annual total returns presented in the bar chart on the following page do not reflect the effect of any sales charges. If sales charges were included, the returns would be lower. The Fund's average annual total returns presented in the table below the chart do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $100,000 is 4.50%. Although for all periods presented the Fund's Class A share returns reflect the 4.50% maximum initial sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if a 4.75% maximum initial sales charge then in effect was incurred. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the table the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Both the bar chart and table assume that all dividends and capital gain distributions, if any, were reinvested.

Effective at the close of business on May 16, 2008, the Fund will no longer offer Class D shares. For additional information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

After-tax returns presented in the table are for Class A shares only. After-tax returns for Class B, Class C, Class D and Class R shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). These returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]


              Best quarter return: 6.54% - quarter ended 9/30/02.

            Worst quarter return: (2.87)% - quarter ended 6/30/04.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                                     CLASS C   CLASS R
                                                                                      SINCE     SINCE
                                                             ONE   FIVE      TEN    INCEPTION INCEPTION
                                                             YEAR  YEARS    YEARS    5/27/99   4/30/03
-------------------------------------------------------------------------------------------------------
CLASS A
-------------------------------------------------------------------------------------------------------
Return before taxes                                          1.32%  1.05% 3.77%        n/a       n/a
-------------------------------------------------------------------------------------------------------
Return after taxes on distributions                          0.02  (0.07) 2.20         n/a       n/a
-------------------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares  0.83   0.23  2.24         n/a       n/a
-------------------------------------------------------------------------------------------------------
CLASS B                                                      0.15   0.87  3.63/(1)/    n/a       n/a
-------------------------------------------------------------------------------------------------------
CLASS C                                                      4.15   1.25     n/a      3.53%      n/a
-------------------------------------------------------------------------------------------------------
CLASS D                                                      4.15   1.23  3.47         n/a       n/a
-------------------------------------------------------------------------------------------------------
CLASS R                                                      4.63   n/a      n/a       n/a      1.77%
-------------------------------------------------------------------------------------------------------
LEHMAN BROTHERS GOVERNMENT BOND INDEX*                       8.66   4.10  5.92        6.02      4.06
-------------------------------------------------------------------------------------------------------
BLENDED INDEX*                                               7.81   4.30  5.92        6.00      4.30
-------------------------------------------------------------------------------------------------------
LIPPER GENERAL US GOVERNMENT FUNDS AVERAGE*                  6.33   3.16  4.98        4.97      3.09
-------------------------------------------------------------------------------------------------------

-------------
* The Lehman Brothers Government Bond Index (the "Lehman Index"), the Lipper General US Government Funds Average (the "Lipper Average") and the Blended Index, are unmanaged benchmarks that assume reinvestment of dividends, if any, and exclude the effect of fees, taxes and sales charges. The Lehman Index and the Blended Index also exclude the effect of expenses. The Lehman Index is a benchmark index made up of the Treasury Bond Index and the Agency Bond Index as well as the 1-3 Year Government Index and 20+ Year Treasury Index. The Lipper Average includes funds that invest at least 65% of their assets in US government and government agency issues. The Blended Index is an index created by J. & W. Seligman & Co. Incorporated, the Fund's manager ("Seligman"). The Blended Index consists of a fifty percent equal weighting in the Lehman Index and the Lehman Brothers Fixed-Rate Mortgage Backed Securities Index (the "Lehman MBS Index"), which covers the fixed-rate agency mortgage-backed pass-through securities of the GNMA, Fannie Mae and Freddie Mac. In Seligman's view, the Blended Index better represents the securities in which the Fund expects to invest since Fund shareholders approved amendments to the Fund's principal investment strategies in October 2005. The Fund's holdings, however, may not be evenly weighted among the securities covered by the Lehman Index and Lehman MBS Index, and the weighting of the Fund's holdings may vary significantly among such securities. The Fund is actively managed and its holdings are subject to change. Investors cannot invest directly in an average or an index.
(1)The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to your account. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                      CLASS A    CLASS B CLASS C CLASS D* CLASS R
---------------------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                               4.50%          5%      1%      1%       1%
---------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases (as a % of offering price)           4.50%/(1)/   none    none    none     none
---------------------------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (CDSC) on Redemptions (as a %
   of original purchase price or current net asset value, whichever is less)     none/(1)/     5%      1%      1%       1%
---------------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
---------------------------------------------------------------------------------------------------------------------------
(as a percentage of average net assets)
---------------------------------------------------------------------------------------------------------------------------
Management Fees                                                                 0.50%       0.50%   0.50%   0.50%    0.50%
---------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                        0.25%       1.00%   1.00%   1.00%    0.50%
---------------------------------------------------------------------------------------------------------------------------
Other Expenses                                                                  0.77%       0.78%   0.78%   0.78%    0.78%
---------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                            1.52%       2.28%   2.28%   2.28%    1.78%
---------------------------------------------------------------------------------------------------------------------------

-------------
(1)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
 *Effective at the close of business on May 16, 2008, Class D shares will no longer be available. For more details, please see "Deciding Which Class of Shares to Buy--Class C or Class D".

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $598        $  909        $1,242         $2,181
                    ----------------------------------------------------------------------
                    Class B          731         1,012         1,420          2,425+
                    ----------------------------------------------------------------------
                    Class C          331           712         1,220          2,615
                    ----------------------------------------------------------------------
                    Class D          331           712         1,220          2,615
                    ----------------------------------------------------------------------
                    Class R          281           560           964          2,095
                    ----------------------------------------------------------------------

                    If you did not sell your shares at the end of each period, your costs would be:
                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $598        $  909        $1,242         $2,181
                    ----------------------------------------------------------------------
                    Class B          231           712         1,220          2,425+
                    ----------------------------------------------------------------------
                    Class C          231           712         1,220          2,615
                    ----------------------------------------------------------------------
                    Class D          231           712         1,220          2,615
                    ----------------------------------------------------------------------
                    Class R          181           560           964          2,095
                    ----------------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:
Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Management

The Series' Board of Trustees provides broad supervision over the affairs of the Fund.

J. & W. Seligman & Co. Incorporated (Seligman), 100 Park Avenue, New York, New York 10017, is the investment manager of the Fund. Seligman manages the investment of the Fund's assets, including making purchases and sales of portfolio securities consistent with the Fund's investment objective and strategies, and administers the Fund's business and other affairs.

Established in 1864, Seligman currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

The Fund pays Seligman a fee for its management services. For the year ended December 31, 2007, the management fee paid by the Fund to Seligman was equal to an annual rate of 0.50% of the Fund's average daily net assets.

A discussion regarding the basis for the Series' Board of Trustees' approval of the continuance of the investment management agreement between the Series (on behalf of the Fund) and Seligman is available in the Fund's Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

The Fund is managed by Seligman's Investment Grade Team. The Investment Grade Team is headed by Mr. Francis L. Mustaro. Mr. Mustaro, a Managing Director of Seligman, is Vice President of the Series and Portfolio Manager of the Fund. In addition to his responsibilities in respect of the Fund, Mr. Mustaro is Vice President and Portfolio Manager of Seligman Cash Management Fund, Inc. and Seligman Core Fixed Income Fund, Inc. and Vice President of Seligman Portfolios, Inc. and Portfolio Manager of its Seligman Cash Management Portfolio and Seligman Investment Grade Fixed Income Portfolio. He is also Vice President and Co-Portfolio Manager of Seligman Income and Growth Fund, Inc.
Mr. Mustaro Joined Seligman in April 2006. Prior to joining Seligman,
Mr. Mustaro was a Senior Portfolio Manager, Core Fixed Income Group of Citigroup Asset Management ("CAM") since 1995, a Managing Director of CAM since 2004 and, prior thereto, a Director of CAM since 2000.

The Series' Statement of Additional Information provides additional information about the compensation of the Portfolio Manager, other accounts managed by the Portfolio Manager, and the Portfolio Manager's ownership of securities of the Fund.


  AFFILIATES OF SELIGMAN:
  Seligman Advisors, Inc. ("Seligman Advisors"):
  The Fund's distributor; responsible for accepting orders for purchases and sales of Fund shares.

  Seligman Services, Inc.:
  A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

  Seligman Data Corp. ("SDC"):
  The Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

Regulatory Matters

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Shareholder Information

Deciding Which Class of Shares to Buy

Each of the Fund's Classes represent an interest in the same portfolio of investments. However, each Class has its own sales charge schedule, and its ongoing 12b-1 fees may differ from other Classes. When deciding which Class of shares to buy, you should consider, among other things:

..  The amount you plan to invest.

.. How long you intend to remain invested in the Fund, or another Seligman mutual fund.

.. If you would prefer to pay an initial sales charge and lower ongoing 12b-1 fees, or be subject to a CDSC (i.e., a contingent deferred sales charge) and pay higher ongoing 12b-1 fees, or in the case of employee benefit plans eligible to purchase Class R shares, be subject to CDSC for a shorter period of time and pay higher ongoing 12b-1 fees.

.. Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

An authorized dealer or your financial advisor will be able to help you decide which Class of shares best meets your needs.

CLASS A
--------------------------------------------------------------------------------

..  Initial sales charge on Fund purchases, as set forth below:

                           SALES CHARGE AS A % OF SALES CHARGE AS A % OF REGULAR DEALER DISCOUNT
AMOUNT OF YOUR INVESTMENT   OFFERING PRICE/(1)/    NET AMOUNT INVESTED   AS A % OF OFFERING PRICE
-------------------------------------------------------------------------------------------------
Less than $100,000                  4.50%                  4.71%                   4.00%
-------------------------------------------------------------------------------------------------
$100,000 - $249,999                 3.50                   3.63                    3.00
-------------------------------------------------------------------------------------------------
$250,000 - $499,999                 2.50                   2.56                    2.25
-------------------------------------------------------------------------------------------------
$500,000 - $999,999                 2.00                   2.04                    1.75
-------------------------------------------------------------------------------------------------
$1,000,000 and over/(2)/            0.00                   0.00                    0.00
-------------------------------------------------------------------------------------------------

-------------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.
(2)You will not pay an initial sales charge on purchases of $1 million or more, but you will be subject to a 1% CDSC if you sell your shares within 18 months.

..  Annual 12b-1 fee (for shareholder services) of up to 0.25%.

.. No initial sales charge on reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.

INFORMATION REGARDING BREAKPOINT DISCOUNTS FOR CLASS A SHARES

Purchases of Class A shares by a "single person" may be eligible for the reduced initial sales charges ("Breakpoint Discounts") that are described above. For the purpose of the Breakpoint Discount thresholds described above, "single persons" includes individuals and immediate family members (i.e., husband, wife, and minor children), as well as designated fiduciaries, certain employee benefit plans and certain tax-exempt organizations. For more information about what constitutes a "single person", please consult the Series' Statement of Additional Information. "Single persons" may be eligible for Breakpoint Discounts under the following circumstances:

Discounts and Rights of Accumulation. Breakpoint Discounts contemplated above are also available under a Seligman Group of Funds program referred to as "Rights of Accumulation." Under this program, reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the Breakpoint Discount thresholds described for Class A shares above.

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group of mutual funds if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed above, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent.

Eligible Employee Benefit Plans. Eligible employee benefit plans which have at least $2 million in plan assets at the time of investment in the Fund may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

CDSCs. Purchases of Class A shares of $1 million or more under any of the programs discussed above are subject to a CDSC of 1% on redemptions made within 18 months of purchase, subject to certain limited exceptions set forth in the Series' Statement of Additional Information.

Additional Information. For more information regarding Breakpoint Discounts, please consult the Series' Statement of Additional Information. This information can also be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

INFORMATION REGARDING SALES OF CLASS A SHARES AT NET ASSET VALUE

Class A shares of the Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Fund, the other investment companies in the Seligman Group of mutual funds, Seligman, SDC and Seligman's affiliates.

Class A shares may also be issued without an initial sales charge to the following entities as further described in the Series' Statement of Additional
Information: certain registered unit investment trusts; separate accounts established and maintained by certain insurance companies; registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the Fund's distributor; financial institution trust departments; certain registered investment advisers; accounts of certain financial institutions, authorized dealers or investment advisors that charge account management fees; pursuant to certain sponsored arrangements with organizations that make recommendations or permit solicitations of its employees, members or participants; other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside Trustees, or pursuant to a "fund of funds" arrangement; certain "eligible employee benefit plans"; those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by Seligman, or to their directors or trustees; in connection with sales pursuant to retirement plan alliance programs that have a written agreement with the Fund's distributor; and to participants in certain retirement and deferred compensation plans and trusts for which certain entities act as broker-dealer, trustee, or recordkeeper.

For more information about those who can purchase shares of the Fund without a sales charge, and other relevant information, please consult the Series' Statement of Additional Information. In addition, this information can be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

If you are eligible to purchase Class A shares without a sales charge, you should inform your financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

CLASS B
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A declining CDSC on shares sold within 6 years of purchase:

                  YEARS SINCE PURCHASE                   CDSC
                  -------------------------------------------
                  Less than 1 year                        5%
                  -------------------------------------------
                  1 year or more but less than 2 years    4
                  -------------------------------------------
                  2 years or more but less than 3 years   3
                  -------------------------------------------
                  3 years or more but less than 4 years   3
                  -------------------------------------------
                  4 years or more but less than 5 years   2
                  -------------------------------------------
                  5 years or more but less than 6 years   1
                  -------------------------------------------
                  6 years or more                         0
                  -------------------------------------------


  Your purchase of Class B shares must be for less than $250,000, because if you invest $250,000 or more, you will pay less in fees and charges if you buy another Class of shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares


..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. Automatic conversion to Class A shares approximately eight years after purchase, resulting in lower ongoing 12b-1 fees. If you intend to hold your Class B shares for less than six years, you should consider purchasing Class C or Class D shares due to the shorter CDSC typically applicable to Class C and Class D shares. Additionally, if you are eligible to purchase Class R shares, you should consider purchasing that Class, which has lower ongoing fees and a typically shorter CDSC.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

CLASS C OR CLASS D*
--------------------------------------------------------------------------------

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Fund's Class D shares will be combined with Class C shares. This will be effected by the automatic conversion of Class D shares into Class C shares. Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Fund's discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of the Fund's Class D shares to be effective through May 16, 2008 will continue to be accepted in accordance with this Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered.

Class D shares are identical in their terms to Class C shares (which are described below), and the value of your investment in the Fund will not change as a result of a Class D shareholder becoming a Class C shareholder. After Class D shares are combined with Class C shares, former Class D shareholders of the Fund will receive a confirmation detailing the change. The change described above will take place automatically. Shareholders need not take any action.

..  No initial sales charge on purchases.

..  A 1% CDSC on shares sold within one year of purchase.

-------------
 *Class D shares are not available to all investors. You may purchase Class D shares only (1) if you already own Class D shares of the Fund or another Seligman mutual fund, (2) if your financial advisor of record maintains an omnibus account at SDC, or (3) pursuant to a 401(k) or other retirement plan program for which Class D shares are already available or for which the sponsor requests Class D shares because the sales charge structure of Class D shares is comparable to the sales charge structure of the other funds offered under the program.

CLASS R**
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  Annual 12b-1 fee (for distribution and shareholder services) of 0.50%.

.. A 1% CDSC on shares sold within one year of the plan's initial purchase of Class R shares of the Fund.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.
-------------
**Class R shares are not available to all investors. You may purchase Class R shares only if you are a qualified or non-qualified employee benefit plan or arrangement (other than a Section 403(b) plan sponsored by public educational institutions) that provides for the purchase of Fund shares and has (1) less than $20 million in assets (determined at the time of initial investment in the Seligman Group of mutual funds); and (2) at least (a) $500,000 invested in the Seligman Group of mutual funds or (b) 50 eligible employees to whom such plan is made available. Seligman Advisors may waive the requirements described in (2) above in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors.

Seligman (as well as the Fund's distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of the Fund or otherwise provide services to the Fund. For more details regarding such payments, please consult the Series' Statement of Additional Information.

The Series has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 that allows each Class of the Fund to pay 12b-1 fees for the sale and distribution of its shares and/or for providing services to shareholders.

Because the Fund's 12b-1 fees are paid out of each Class's assets on an ongoing basis, over time these fees will increase your investment expenses and may cost you more than other types of charges.

The Series' Board of Trustees believes that no conflict of interest currently exists between the Fund's Classes of shares. On an ongoing basis, the Trustees, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and applicable state law, will seek to ensure that no such conflict arises.

HOW CDSCS ARE CALCULATED

To minimize the amount of the CDSC you may pay when you sell your shares, the Fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to a CDSC) are sold first. Shares that have been in your account long enough so they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest). The amount of any CDSC that you pay will be based on the shares' original purchase price or current net asset value, whichever is less.

You will not pay a CDSC when you exchange shares of the Fund to buy the same class of shares of any other Seligman mutual fund or when you exchange shares of another Seligman mutual fund to buy the same class of shares of the Fund. For the purpose of calculating the CDSC, when you exchange shares of the Fund for the same class of another Seligman mutual fund, it will be assumed that you held the shares of the other Seligman mutual fund since the date you originally purchased the shares of the Fund. Similarly, when you exchange shares of another Seligman mutual fund for shares of the Fund, it will be assumed that you held the shares of the Fund since the date you originally purchased shares of the other Seligman mutual fund.

The CDSC on Class A, Class B, Class C, Class D and Class R shares may be waived or reduced in the following instances: on redemptions following death or disability; in connection with certain distributions from certain retirement plans, 403(b) plans, 401(k) plans and IRAs; in connection with shares sold to current and retired Trustees of the Fund; in connection with shares sold to a governmental entity which is prohibited by applicable laws from paying sales charges and related fees; in connection with systematic withdrawals; in connection with participation in certain 401(k) and retirement programs; on incidental redemptions to cover administrative expenses; on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and in the case of Class A shares purchased by certain institutional investors. The CDSC may also be waived on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund. For more information, please consult the Series' Statement of Additional Information or www.seligman.com.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares. However, Seligman Advisors may reject any request to purchase Fund shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day, subject to any applicable sales charge. When you sell shares, you receive the Class's per share NAV, less any applicable CDSC.

The NAV of the Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading. Because of their higher 12b-1 fees, the NAV of Class B, Class C, Class D and Class R shares will generally be lower than the NAV of the Class A shares of the Fund.

Securities owned by the Fund are valued at current market prices. If Seligman concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the security at its fair value as determined in accordance with policies and procedures approved by the Series' Board of Trustees. The value of a security held by the Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

Opening Your Account

The Fund's shares are sold through authorized dealers or financial advisors who have sales agreements with Seligman Advisors. There are several programs under which you may be eligible for reduced sales charges. Ask an authorized dealer or your financial advisor if any of these programs apply to you. Class D (not available after May 16, 2008) and Class R shares are not available to all investors. For more information, see "Deciding Which Class of Shares to Buy--Class C or Class D" and "--Class R."

To make your initial investment in the Fund, contact an authorized dealer or your financial advisor or complete an account application and send it with your check made payable to the Fund directly to SDC at the address provided on the account application. Your check must be in US dollars and drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment. If you do not choose a Class, your investment will automatically be made in Class A shares.

  YOU MAY BUY SHARES OF THE FUND FOR ALL TYPES OF TAX-DEFERRED RETIREMENT PLANS. CONTACT RETIREMENT PLAN SERVICES AT THE ADDRESS OR PHONE NUMBER LISTED ON THE INSIDE BACK COVER OF THIS PROSPECTUS FOR INFORMATION AND TO RECEIVE THE PROPER FORMS.

The required minimum initial investments are:

.. Regular (non-retirement) accounts: None (but certain Fund accounts are subject to a $1,000 minimum Fund account balance; for details, see "Important Policies That May Affect Your Account")

..  For accounts opened concurrently with Invest-A-Check(R):
 . $100 to open if you will be making monthly investments
 . $250 to open if you will be making quarterly investments

If you buy shares by check and subsequently sell the shares, SDC will not send your proceeds until your check clears, which could take up to 15 calendar days from the date of your purchase.

You will be sent a statement confirming your purchase and any subsequent transactions in your account. You will also be sent quarterly and annual statements detailing your transactions in the Fund and the other Seligman funds you own under the same account number. Duplicate quarterly account statements for the current year and duplicate annual statements for the most recent prior calendar year will be sent to you free of charge. Copies of year-end statements for prior years are available for a fee of $10 per year, per account, with a maximum charge of $150 per account. Send your request and a check for the fee to SDC at:

Seligman Data Corp.
P.O. Box 9759
Providence, RI 02940-9759

Share certificates representing shares of the Fund are no longer issued. Any further purchases of shares (whether by further subscription or in connection with the exercise of exchange privileges) will be recorded in book-entry form only. However, if a share certificate has been previously issued to a shareholder, the shareholder will be required to deliver the share certificate to SDC, as shareholder servicing agent, before a request for redemption or exchange of shares evidenced by that share certificate will be processed.

  If you want to be able to buy, sell, or exchange shares by telephone, you should elect telephone services on the account application when you open your account. This will prevent you from having to complete a supplemental election form (which may require a medallion signature guarantee) at a later date.

How to Buy Additional Shares

After you have made your initial investment, there are many options available to make additional purchases of Fund shares.

Shares may be purchased through an authorized dealer or your financial advisor, or you may send a check directly to SDC. Please provide either an investment slip or a note that provides your name(s), Fund name, and account number. Unless you indicate otherwise, your investment will be made in the Class you already own. Send investment checks to:

Seligman Data Corp.
P.O. Box 9766
Providence, RI 02940-9766

Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

You may also use the following account services to make additional investments:

Invest-A-Check(R). You may buy Fund shares electronically from a savings or checking account of an Automated Clearing House ("ACH") member bank. If your bank is not a member of ACH, the Fund will debit your checking account by preauthorized checks. For accounts opened concurrently with Invest-A-Check(R), you must buy Fund shares at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you use Invest-A-Check(R), you must continue to make automatic investments until the Fund's minimum account balance of $1,000 is met or your account may be closed. For accounts opened with $1,000 or more, Invest-A-Check(R) investments may be made for any amount.

Automatic Dollar-Cost-Averaging. If you have at least $5,000 in Seligman Cash Management Fund, you may exchange uncertificated shares of that fund to buy shares of the same class of another Seligman mutual fund at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you exchange Class A shares, you may pay an initial sales charge to buy Fund shares.

Automatic CD Transfer. You may instruct your bank to invest the proceeds of a maturing bank certificate of deposit (CD) in shares of the Fund. If you wish to use this service, contact SDC, an authorized dealer or your financial advisor to obtain the necessary forms. Because your bank may charge you a penalty, it is not normally advisable to withdraw CD assets before maturity.

Dividends From Other Investments. You may have your dividends from other companies invested in the Fund. (Dividend checks must include your name, account number, Fund name and class of shares.)

Direct Deposit. You may buy Fund shares electronically with funds from your employer, the IRS, or any other institution that provides direct deposit. Call SDC for more information.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell this Fund's shares to buy shares of the same Class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy this Fund's shares. Exchanges will be made at each fund's respective NAV. You will not pay an initial sales charge when you exchange, unless you exchange Class A shares of Seligman Cash Management Fund to buy shares of the same Class of the Fund or another Seligman mutual fund. If you are exchanging shares subject to CDSC, for purposes of determining CDSC holding periods, such shares will be exchanged pro rata based on the different times of purchase.

Only your dividend and capital gain distribution options and telephone services will be automatically carried over to any new fund. If you wish to carry over any other account options (for example, Invest-A-Check(R) or Systematic Withdrawals) to the new fund, you must specifically request so at the time of your exchange.

See "The Seligman Mutual Funds" for a list of the funds available for exchange. Before making an exchange, contact an authorized dealer, your financial advisor or SDC to obtain the applicable fund prospectus(es). You should read and understand a fund's prospectus before investing. Some funds may not offer all Classes of shares.

How to Sell Shares

The easiest way to sell Fund shares is by phone. If you have telephone services, you may be able to use this service to sell Fund shares. Restrictions apply to certain types of accounts. Please see "Important Policies That May Affect Your Account."

When you sell Fund shares by phone, a check for the proceeds is sent to your address of record. If you have current ACH bank information on file, you may have the proceeds of the sale of your Fund shares directly deposited into your bank account (typically, within 2 business days after your shares are sold).

You may sell shares to the Fund through an authorized dealer or your financial advisor. The Fund does not charge any fees or expenses, other than any applicable CDSC, for this transaction; however, the authorized dealer or financial advisor may charge a service fee. Contact an authorized dealer or your financial advisor for more information.

You may always send a written request to sell Fund shares; however, it may take longer to get your money.

To protect you and the Fund, if your written redemption request is for $25,000 or more, SDC will seek telephone confirmation from you, an authorized dealer or your financial advisor before sending any money. If the proceeds are:
(1) $50,000 or more; (2) to be paid to someone other than the account owner;
(3) to be mailed to other than your address of record; (4) requested in connection with an address change; or (5) requested within 30 days of an address change on the account, then before sending any money, the Fund will require:

..  A signed, written redemption request;
..  Telephone confirmation; and
..  A medallion signature guarantee.

Telephone confirmations will not affect the date on which your redemption request is actually processed, but may delay the payment of proceeds.

If your Fund shares are represented by certificates, you will need to surrender the certificates to SDC before you sell your shares.

You may need to provide additional documents to sell Fund shares if you are:

..  a corporation;
..  an executor or administrator;
..  a trustee or custodian; or
..  in a retirement plan.

  MEDALLION SIGNATURE GUARANTEE:

  Protects you and each Seligman mutual fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program are acceptable. These guarantees are the leading signature guarantee programs recognized by most major financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non-medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees.

Contact an authorized dealer, your financial advisor or SDC's Shareholder Services Department for information on selling your shares under any of the above circumstances.

You may also use the following account services to sell Fund shares:

Systematic Withdrawal Plan. If you have at least $5,000 in the Fund, you may withdraw (sell) a fixed dollar amount (minimum of $50) of uncertificated shares at regular intervals. A check will be sent to you at your address of record or, if you have current ACH bank information on file, you may have your payments directly deposited to your predesignated bank account, typically within 2 business days after your shares are sold. If you bought $1,000,000 or more of Class A shares without an initial sales charge, your withdrawals may be subject to a 1% CDSC if they occur within 18 months of purchase. If you own Class B, Class C, Class D or Class R shares and reinvest your dividends and capital gain distributions, you may annually withdraw 12%, 10%, 10% or 10%, respectively, of the value of your account (at the time of election) without a CDSC.

Check Redemption Service. If you have at least $25,000 in the Fund, you may ask SDC to provide checks which may be drawn against your account. You can elect this service on your initial application, or contact SDC for the appropriate forms to establish this service. If you own Class A shares that were bought at NAV because of the size of your purchase, or if you own Class B, C or D shares, check redemptions may be subject to a CDSC.

Important Policies That May Affect Your Account

To protect you and other shareholders, the Fund reserves the right to:

.. Refuse an exchange request if the amount you wish to exchange equals or exceeds the lesser of $1,000,000 or 1% of the Fund's net assets;

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

..  Suspend or terminate telephone services;

..  Reject a medallion signature guarantee that SDC believes may be fraudulent;

.. Close your Fund account if its value is below $1,000, provided, however, that this policy does not apply to direct accounts held at SDC that are retirement accounts (i.e., IRAs), unclaimed property accounts and Fund shareholder accounts in the process of automatic conversion from the Fund's Class B shares to Class A shares that aggregate to more than $1,000. The Fund will notify you in writing at least 30 days before closing your Fund account and anticipates permitting shareholders owning Fund shares directly with SDC a period of one year to reach the $1,000 Fund minimum balance. If you hold your shares through a financial intermediary, you should contact that financial intermediary for their policies relating to minimum investment requirements (which could be different from the Fund's requirements);

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals); and

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering.

Telephone Services
You, an authorized dealer or your financial advisor will be able to place the following requests by telephone, unless you indicate on your account application that you do not want telephone services:

.. Sell uncertificated shares (up to $50,000 per day, payable to account owner(s) and mailed to the address of record or if you have current ACH bank information on file, you may have your redemption proceeds directly deposited to your bank account);

..  Exchange shares between Seligman mutual funds;

..  Change dividend and/or capital gain distribution options;

..  Change your address; and

..  Establish systematic withdrawals to address of record.

If you do not elect telephone services on your account application when you open your account, or opened your account through an authorized dealer or your financial advisor, telephone services must be elected on a supplemental election form (which may require a medallion signature guarantee).

Restrictions apply to certain types of accounts:

.. Trust accounts on which the current trustee is not listed may not sell Fund shares by phone;

..  Corporations may not sell Fund shares by phone;

..  IRAs may only exchange Fund shares or request address changes by phone; and

.. Group retirement plans may not sell Fund shares by phone; plans that allow participants to exchange by phone must provide a letter of authorization signed by the plan custodian or trustee and provide a supplemental election form signed by all plan participants.

Unless you have current ACH bank information on file, you will not be able to sell Fund shares by phone within 30 days following an address change.

Your telephone request must be communicated to an SDC representative. You may not request any phone transactions via the automated access line.

You may cancel telephone services at any time by sending a written request to SDC. Each account owner, by accepting or adding telephone services, authorizes each of the other owners to make requests by phone. An authorized dealer or your financial advisor may not establish telephone services without your written authorization. SDC will send written confirmation to the address of record when telephone services are added or terminated.

During times of heavy call volume, you may not be able to get through to SDC by phone to request a sale or exchange of Fund shares. In this case, you may need to send written instructions, and it may take longer for your request to be processed. The Fund's NAV may fluctuate during this time.

The Fund and SDC will not be liable for processing requests received by phone as long as it was reasonable to believe that the request was genuine. The Fund and SDC will employ reasonable procedures to confirm whether instructions received by telephone are genuine, and, if they do not, they may be liable for any losses due to unauthorized or fraudulent instructions.

Reinstatement Privilege
If you sell Fund shares, you may elect, within 120 calendar days, to use part or all of the proceeds to buy shares of the Fund or another Seligman mutual fund (reinstate your investment) without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC paid. This privilege may be exercised only once each calendar year. Contact an authorized dealer or your financial advisor for more information. You should consult your tax advisor concerning possible tax consequences of exercising this privilege.

Frequent Trading of Fund Shares

As a matter of policy, the Fund discourages frequent trading of Fund shares. In this regard, the Series' Board of Trustees has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of the Fund's portfolio. If the Fund, Seligman Advisors (the Fund's distributor) or SDC (the Fund's shareholder service agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the Fund in any three-month period, you will not be permitted to engage in further exchange activity in the Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of Fund shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of the Fund through a financial intermediary, your ability to purchase or exchange shares of the Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Fund's policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, the Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide the Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of the Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in the Fund, these practices may interfere with the efficient management of the Fund's portfolio, hinder the Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase the Fund's operating costs and decrease the Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Dividends and Capital Gain Distributions

The Fund generally pays any dividends from its net investment income monthly and distributes any net capital gains realized on investments annually. The Fund has a substantial capital loss carryforward that is available for offset against future net capital gains, expiring in various amounts through 2014. Accordingly, no capital gains distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforward.

You may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

Your dividends and capital gain distributions, if any, will be reinvested if you do not instruct otherwise or if you own Fund shares in a Seligman tax-deferred retirement plan.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, if you have telephone services, you, an authorized dealer or your financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by check to your address of record or, if you have current ACH bank information on file, directly deposited into your predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the payable date.

Dividends, if any, on Class B, Class C, Class D and Class R shares will be lower than the dividends on Class A shares as a result of their higher 12b-1 fees. Capital gain distributions will be paid in the same amount for each Class.

  DIVIDEND:
  A payment by a mutual fund, usually derived from the fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Fund, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Series' Statement of Additional Information under the section entitled "Taxation of each Fund."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------


SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund
Seeks long-term capital appreciation.

Seligman International Growth Fund
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in the international markets.

Seligman Large-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITs) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund
Seeks to produce a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES. INC.
offers four different asset-allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC.
offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds
(ETFs).

Seligman TargETFund 2045
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as 2035 approaches.

Seligman TargETFund 2025
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core
Seeks capital appreciation and preservation of capital with current income.

Financial Highlights

The tables below are intended to help you understand the financial performance of certain of the Fund's Classes for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. "Total return" shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes. If such charges, costs or taxes were included, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS A
---------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                            2007    2006     2005    2004    2003
---------------------------------------------------------------------------------------------------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $ 6.80  $ 6.89  $ 7.10   $ 7.23  $ 7.39
---------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                       0.26    0.24    0.20     0.19    0.18
---------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      0.15  (0.09)  (0.20)   (0.11)  (0.14)
---------------------------------------------------------------------------------------------------
Total from investment operations                              0.41    0.15      --     0.08    0.04
---------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                      (0.26)  (0.24)  (0.20)   (0.19)  (0.18)
---------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  --      --  (0.01)   (0.02)  (0.02)
---------------------------------------------------------------------------------------------------
Total distributions                                         (0.26)  (0.24)  (0.21)   (0.21)  (0.20)
---------------------------------------------------------------------------------------------------
Net asset value, end of year                                $ 6.95  $ 6.80  $ 6.89   $ 7.10  $ 7.23
---------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 6.10%   2.33%      --%   1.09%   0.55%
---------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                     $36,335 $40,676 $44,402  $47,553 $59,660
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      1.52%   1.42%   1.50%    1.31%   1.27%
---------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets         3.80%   3.55%   2.90%    2.66%   2.38%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    204.04% 347.09% 286.60%  133.02% 250.49%
---------------------------------------------------------------------------------------------------

CLASS B
--------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                            2007    2006    2005    2004    2003
--------------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $ 6.82  $ 6.90  $ 7.12  $ 7.25  $ 7.40
--------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                       0.21    0.19    0.15    0.14    0.12
--------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      0.14  (0.08)  (0.21)  (0.11)  (0.13)
--------------------------------------------------------------------------------------------------
Total from investment operations                              0.35    0.11  (0.06)    0.03  (0.01)
--------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                      (0.21)  (0.19)  (0.15)  (0.14)  (0.12)
--------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  --      --  (0.01)  (0.02)  (0.02)
--------------------------------------------------------------------------------------------------
Total distributions                                         (0.21)  (0.19)  (0.16)  (0.16)  (0.14)
--------------------------------------------------------------------------------------------------
Net asset value, end of year                                $ 6.96  $ 6.82  $ 6.90  $ 7.12  $ 7.25
--------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.15%   1.73% (0.88)%   0.34% (0.08)%
--------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                      $4,713  $7,619 $13,986 $24,045 $40,659
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.28%   2.17%   2.26%   2.06%   2.03%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets         3.04%   2.80%   2.14%   1.91%   1.62%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    204.04% 347.09% 286.60% 133.02% 250.49%
--------------------------------------------------------------------------------------------------

CLASS C
--------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                            2007    2006    2005    2004    2003
--------------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $ 6.82  $ 6.90  $ 7.11  $ 7.25  $ 7.40
--------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                       0.21    0.19    0.15    0.14    0.12
--------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      0.14  (0.08)  (0.20)  (0.12)  (0.13)
--------------------------------------------------------------------------------------------------
Total from investment operations                              0.35    0.11  (0.05)    0.02  (0.01)
--------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                      (0.21)  (0.19)  (0.15)  (0.14)  (0.12)
--------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  --      --  (0.01)  (0.02)  (0.02)
--------------------------------------------------------------------------------------------------
Total distributions                                         (0.21)  (0.19)  (0.16)  (0.16)  (0.14)
--------------------------------------------------------------------------------------------------
Net asset value, end of year                                $ 6.96  $ 6.82  $ 6.90  $ 7.11  $ 7.25
--------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.15%   1.84% (0.74)%   0.20% (0.08)%
--------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                      $3,906  $4,185  $6,016  $9,764 $18,739
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.28%   2.17%   2.26%   2.06%   2.03%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets         3.04%   2.80%   2.14%   1.91%   1.62%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    204.04% 347.09% 286.60% 133.02% 250.49%
--------------------------------------------------------------------------------------------------

CLASS D
--------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                            2007    2006    2005    2004    2003
--------------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $ 6.82  $ 6.90  $ 7.11  $ 7.24  $ 7.40
--------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                       0.21    0.19    0.15    0.14    0.12
--------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      0.14  (0.08)  (0.20)  (0.11)  (0.14)
--------------------------------------------------------------------------------------------------
Total from investment operations                              0.35    0.11  (0.05)    0.03  (0.02)
--------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                      (0.21)  (0.19)  (0.15)  (0.14)  (0.12)
--------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  --      --  (0.01)  (0.02)  (0.02)
--------------------------------------------------------------------------------------------------
Total distributions                                         (0.21)  (0.19)  (0.16)  (0.16)  (0.14)
--------------------------------------------------------------------------------------------------
Net asset value, end of year                                $ 6.96  $ 6.82  $ 6.90  $ 7.11  $ 7.24
--------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.15%   1.70% (0.74)%   0.34% (0.22)%
--------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                     $10,660 $10,091 $10,992 $11,556 $14,789
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.28%   2.17%   2.26%   2.06%   2.03%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets         3.04%   2.80%   2.14%   1.91%   1.62%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    204.04% 347.09% 286.60% 133.02% 250.49%
--------------------------------------------------------------------------------------------------

CLASS R
-----------------------------------------------------------------------------------------------------
                                                                                            4/30/03*
                                                               YEAR ENDED DECEMBER 31,        TO
                                                           ------------------------------- 12/31/03
                                                            2007    2006    2005      2004 ---------
-------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------
Net asset value, beginning of period                        $ 6.81  $ 6.89  $ 7.10  $ 7.23   $ 7.36
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                       0.24    0.22    0.18    0.17     0.10
-----------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      0.14  (0.08)  (0.20)  (0.11)   (0.10)
-----------------------------------------------------------------------------------------------------
Total from investment operations                              0.38    0.14  (0.02)    0.06       --
-----------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                      (0.24)  (0.22)  (0.18)  (0.17)   (0.10)
-----------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                  --      --  (0.01)  (0.02)   (0.03)
-----------------------------------------------------------------------------------------------------
Total distributions                                         (0.24)  (0.22)  (0.19)  (0.19)   (0.13)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                              $ 6.95  $ 6.81  $ 6.89  $ 7.10   $ 7.23
-----------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.63%   2.21% (0.25)%   0.82%  (0.05)%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                    $1,905  $1,002    $671    $440       $2
-----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      1.78%   1.67%   1.76%   1.56%    1.57%+
-----------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets         3.54%   3.30%   2.64%   2.41%    2.01%+
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    204.04% 347.09% 286.60% 133.02%  250.49%++
-----------------------------------------------------------------------------------------------------

-------------
 * Commencement of offering of shares.
 + Annualized.
++ Computed at the Fund level for the year ended December 31, 2003.

How to Contact Us


The Fund

             Write to  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Your Regular (Non-Retirement) Account

             Write to  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

Your Retirement Account

             Write to  Retirement Plan Services
                       Seligman Data Corp.
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free (800) 445-1777


  24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
   You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information

The following information is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information ("SAI") contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Fund, including the Prospectus and SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual reports and other information about the Fund are also available on the EDGAR Database on the SEC's Internet site: www.sec.gov.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-4103

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